UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 8, 2009
Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
910 East Hamilton Avenue
Campbell, California 95008
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (408) 558-3700
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events

SIGNATURE

Item 8.01.	Other Events.
On December 8, 2009, Move, Inc. (the “Company”) received an unfavorable ruling in the FINRA arbitration proceedings the Company brought against Citigroup Global Markets, Inc. (“CGMI”) in connection with the Company’s investment in auction rate securities (“ARS”). The arbitration panel denied the Company’s request that the purchase be rescinded, as well as the other claims brought by the Company against CGMI. As stated in our Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009, we hold the ARS investments as long term investments, do not have a need to access these funds for operational purposes for the foreseeable future, and currently have the ability and the intent to hold these ARS investments until their fair value recovers, until they reach maturity, or until they can be sold in a market that facilitates orderly transactions.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.
Date: December 10, 2009	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President and General Counsel